UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 29, 2010

LEHMAN BROTHERS HOLDINGS INC.

(Exact name of registrant as specified in its charter)

Delaware	1-9466	13-3216325
(State or other jurisdiction	(Commission	(IRS Employer
Of incorporation)	File Number)	Identification No.)

1271 Avenue of the Americas
New York, New York
10020

(Address of Principal Executive Offices)

(Zip Code)

Registrant’s telephone number, including area code:
(646) 285-9000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 7.01             Regulation FD Disclosure.

As previously disclosed, on September 15, 2008, Lehman Brothers Holdings Inc. (the “Registrant” or “LBHI”) filed a voluntary petition for relief under Chapter 11 of the United States Code (the “Bankruptcy Code”) in the United States Bankruptcy Court for the Southern District of New York (the “Bankruptcy Court”) in a jointly administered proceeding named In re Lehman Brothers Holdings Inc., et. al. under Case Number 08-13555 (the “Chapter 11 Case”).  As further disclosed previously, certain of the Registrant’s subsidiaries (collectively with the Registrant, the “Debtors”) have also filed proceedings under Chapter 11 of the Bankruptcy Code. The Debtors’ Chapter 11 cases have been consolidated for procedural purposes only and are being jointly administered pursuant to Rule 1015(b) of the Federal Rules of Bankruptcy Procedure and the Debtors continue to operate as debtors-in-possession pursuant to sections 1107(a) and 1108 of the Bankruptcy Code.

On March 15, 2010, consistent with the provisions of Chapter 11 of the Bankruptcy Code, the Debtors filed in the Bankruptcy Court a proposed joint plan of reorganization (the “Plan”).  In relation thereto, the Bankruptcy Court extended the statutory time within which the Debtors may file the requisite proposed disclosure statement that, if approved, will be used to solicit acceptances of the Plan, to April 14, 2010.  Notwithstanding the enormous complexities presented by these extraordinary and a-typical Chapter 11 cases, the Debtors are making every reasonable effort and hope to be in a position to file the disclosure statement by April 14, 2010.

In the interim, and since March 15, 2010, there has been substantial trading in the claims against the Debtors and various asserted and non-restricted claimants have requested information and private meetings as to the filed Plan.  The Debtors are concerned that all interested parties have equal access to information and data concerning the Plan and that the prevailing principle of full transparency continue.  In that context, the Debtors are filing this report to outline the progress they have made in the analysis of the over 65,000 claims that have been filed against the Debtors.  The claims analysis process represents a primary foundation of the Plan and the disclosure statement that will be filed.

The Plan Objective

The Plan as filed constitutes a proposed economic resolution of the manifold complex, difficult and often perplexing issues and conflicts that exist among the Debtors and their claimants.  It represents an attempt to reasonably and equitably evaluate the contentions and arguments of the various claimants to arrive at a conclusion that would obviate extensive, prolix and expensive litigation that will be detrimental and prejudicial to the ultimate recoveries to holders of allowed claims.

The Debtors believe that the filed Plan is the result of a thorough, comprehensive and reasoned review of the potential issues presented by these Chapter 11 cases.  The filed Plan proposes the allocation of claim amounts to each category of claims and provides a relatively simple structure that would facilitate prompt distributions to holders of allowed claims.  The Debtors believe that the Plan encompasses a fair, reasonable economic outcome for each class of claimants that is provided for in the Plan.

The Plan contemplates that in each of the Debtors’ cases, the Plan will be confirmed and provide for the satisfaction of allowed claims to the extent provided for therein.  The primary Plan is proposed for LBHI, the parent Debtor.  It encompasses four key elements critical to the determination of the total allowed claims against that Debtor.  The four key elements are:

LBHI Direct Liabilities: this category includes the outstanding noteholder claims as at September 15, 2008 of approximately $99 billion; accounts payable/accrued claims of $2 billion; and

unliquidated direct damage claims.  The Debtors have designated a specific workstream to reconcile the foregoing filed claims against their estimate of the amounts of such claims;

Third Party Subsidiary Guarantee Claims: this category includes third party claims against LBHI by creditors that assert claims against LBHI subsidiaries and affiliates who claim that LBHI guaranteed the payment of such claims;

Affiliate Guarantee Claims: this category includes claims asserted by subsidiaries and affiliates of LBHI on the basis of alleged transaction guarantees made by LBHI and alleged general corporate resolutions of LBHI purporting to guarantee liabilities of certain subsidiaries and affiliates; and

Intercompany Accounts Payable Claims: this category includes claims based upon intercompany transactions as at the commencement date based on the “global close” of the Debtors financial and accounting records as of the close of business on September 14, 2008.

The Plan proposes an allowed claims pool for LBHI that will include:

(i)	allowance of established direct debt and liabilities of LBHI;

(ii)

for the purposes of this proposal and without prejudice to potential revisions and amendments of the Plan, that the corporate integrity of the Debtors be respected, and, therefore allowance of Third Party Subsidiary Guarantee Claims in an amount equal to the lower of the Debtors estimate of such claims (inclusive of an estimate for ISDA claimed damages) or the aggregate amount of Third Party Subsidiary Guarantee Claims filed;

(iii)

an allowance of an aggregate claim for all Affiliate Guarantee Claims in the amount of $21 billion to be allocated pro rata among established individual asserted claims based on the alleged transaction and corporate resolution guarantees;

(iv)	allowance of established intercompany net claims as of the commencement date, other than the intercompany claim of Lehman Brothers Treasury (“LBT”);

(v)

the settlement of the intercompany claim of LBT by allowance of that claim in an amount equal to 50% of the net intercompany payable as of the commencement date. The settlement is proposed based upon the conclusion that LBT served as a conduit for LBHI in the sale and distribution of EURO denominated bonds versus dollar denominated bonds of LBHI. In that capacity, LBT acted as an agent and instrumentality of LBHI and had no separate integrity or purpose. Accordingly, the Plan offers the proposed allowed claim as a recovery settlement for the benefit of LBT bondholders.

The Claims Filed Against the Debtors

During the early part of 2009, the Bankruptcy Court established a “Bar Date” for the filing of claims against the Debtors.  Pursuant to the expiration of the Bar Date in November 2009, over 65,000 proofs of claim were filed with the designated claims agent.  The IRS has a June 30, 2010 bar date.  The filed claims against LBHI (including intercompany claims by Debtors and other Lehman entities) total in excess of $819 billion plus potentially significant unliquidated claims.  The current breakdown of the filed claims against LBHI is set forth on Schedule 1 of Exhibit 99.1 attached hereto.

The Debtors have designated a claims management team that is devoted to the review, analysis and consideration of the filed claims.  Over the last four months that team has concluded that based upon clear errors, duplications and non-controversial corrections that are appropriate, the aggregate total of the filed claims should be reduced to $605 billion (“Adjusted Total Filed Claims”) as of March 10, 2010.  Schedule 1 of Exhibit 99.1 attached hereto sets forth the breakdown of the claims adjustment.

The review of the Adjusted Total Filed Claims is an ongoing, intensive and laborious process.  The Debtors, for the purposes of the Plan, have made a preliminary estimate of the potential allowed amount of the Adjusted Total Filed Claims.  It is the Debtors estimate that such amount will approximate $260 billion.  Schedule 1 of Exhibit 99.1 attached hereto sets forth the basis of the Debtors estimate.

Conclusion

This Current Report on Form 8-K is being filed for explanation purposes only.  It is not intended to be a solicitation for acceptance of the Plan, which may only be undertaken after the approval of a disclosure statement by the Bankruptcy Court, after notice and a hearing.  In that context, it is emphasized that this Current Report on Form 8-K is preliminary and that the Plan and the information contained therein is subject to revision, amendments and other factors that may cause a different approach to the Chapter 11 plan process.

The amounts stated in this report are the Debtors’ best estimates at this time and, in the perspective of the extremely complex issues presented by these gargantuan cases, will be refined and revised as the Plan process proceeds and the views of claimant constituencies are received and considered.  This Current Report on Form 8-K has been prepared and filed in the interests of transparency and clarity as to the Plan and the claims that would be affected by its provisions.

This Current Report on Form 8-K, as stated, is not a solicitation to accept or reject the proposed Plan or an offer to sell or a solicitation of an offer to buy any securities of the Debtors.  Any solicitation or offer to sell will be made pursuant to and in accordance with the disclosure statement and applicable law.

A copy of the press release announcing the filing of this Current Report on Form 8-K is attached hereto as Exhibit 99.2.

Limitation on Incorporation by Reference

In accordance with General Instruction B.2 of Form 8-K, the information in this Item 7.01, including Exhibits 99.1 and 99.2 hereto, shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that section, nor shall such information be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, except as shall be expressly set forth by specific reference in such a filing.

Cautionary Statement Regarding Forward-Looking Statements

This Current Report on Form 8-K, including Exhibits 99.1 and 99.2 hereto, may contain forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 with respect to the Registrant’s financial condition, results of operations, and business that is not historical information.  As a general matter, forward-looking statements are those focused upon future or anticipated events or trends and expectations and beliefs relating to matters that are not historical in nature.  The words “believe,” “expect,” “plan,” “intend,” “estimate,” or “anticipate” and similar expressions, as well as future or conditional verbs such as “will,” “should,”  “would,” and “could,” often identify forward-looking statements.  The Registrant believes there is a reasonable basis for its expectations and beliefs, but they are inherently uncertain, and the Registrant may not realize its expectations and its beliefs may not prove correct.  The Registrant undertakes no obligation to publicly update or revise any forward-looking statement, whether as a result of new information, future events, or otherwise.  The Registrant’s actual results and future financial condition may differ materially from those described or implied by any such forward-looking statements as a result of many factors that may be outside the Registrant’s control.  Such factors include, without limitation: (i) the ability of the Registrant to develop, prosecute, confirm, and consummate any plan of reorganization or liquidation with respect to the Chapter 11 Case; (ii) the Registrant’s ability to obtain Bankruptcy Court approval with respect to motions in the Chapter 11 Case; (iii) risks associated with third parties seeking and obtaining Bankruptcy Court approval for the appointment of a Chapter 11 trustee; and (iv) the potential adverse impact of the Chapter 11 Case on the Registrant’s liquidity or results of operations.  This list is not intended to be exhaustive.

The Registrant’s informational filings with the Bankruptcy Court are available to the public at the office of the Clerk of the Bankruptcy Court, Alexander Hamilton Custom House, One Bowling Green, New York, New York 10004-1408.  Such informational filings may be available electronically, for a fee, through the Bankruptcy Court’s Internet world wide web site (www.nysb.uscourts.gov), and/or free of cost, at a world wide web site maintained by the Registrant’s Court-approved noticing agent (www.lehman-docket.com).

ITEM 9.01             Financial Statements and Exhibits.

(a)           Exhibits

99.1         Breakdown of Debtor and Non-Debtor Claims.

99.2         Press Release.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

LEHMAN BROTHERS HOLDINGS INC.

Date: March 29, 2010	By:	/s/ William J. Fox
	Name:	William J. Fox
	Title:	Chief Financial Officer and Executive Vice President

EXHIBIT INDEX

Exhibit No.	Description

99.1	Breakdown of Debtor and Non-Debtor Claims.
99.2	Press Release.